As filed with the Securities and Exchange Commission on September 18, 2008
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PLANET RESOURCES, CORP.
                 (Name of small business issuer in its charter)

           Nevada                                 1040                            26-2608821
  (State or jurisdiction of            (Primary Standard Industrial              (IRS Employer
incorporation or organization)          Classification Code Number)          Identification Number)

    Shelkovskoe shosse, 92/5, Suite 64                            Eastbiz.com, Inc.
    Moscow, Russian Federation 105523                  5348 Vegas Drive, Las Vegas, Nevada 89108
Tel: +7-902-512-6747, Fax: +7-395-220-4050               Tel:(702) 871-8678 Fax: (702) 387-3827
     (Address and telephone number of                       (Name, address and telephone
      registrant's executive office)                         number of agent for service)

                                   Copies to:
                                 Dean Law Corp.
                          601 Union Street, Suite 4200
                            Seattle, Washington 98101
                            Telephone: (206) 274-4598
                            Facsimile: (206) 493-2777

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Securities to    Amount To Be    Offering Price      Aggregate      Registration
be Registered     Registered       Per Share(1)    Offering Price       Fee
--------------------------------------------------------------------------------
Common Stock       3,000,000         $0.03            $90,000          $3.54
================================================================================
(1) Estimated solely for purposes of calculating the registration fee under Rule 457.

There is no current market for the securities. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.03 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS


                             PLANET RESOURCES, CORP.
                             SHARES OF COMMON STOCK
                      1,000,000 MINIMUM - 3,000,000 MAXIMUM


     Before this offering, there has been no public market for the common stock.

     We are offering up to a total of 3,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 3,000,000 shares maximum. The offering price is $0.03 per share. In the event that 1,000,000 shares are not sold within the 210 days, all money received by us will be promptly returned to you without interest or deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 1,000,000 shares are sold within 210 days, all money received by us will be retained by us and there will be no refund. Funds will be held in our corporate bank account. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 210 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust of similar account. It is a corporate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

     There are no minimum purchase requirements.

     Our common stock will be sold by our officers, Maksim Selivanov and, Alexander Deshin.

 INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGES 4-9.

                          Offering Price         Expenses       Proceeds to Us
                          --------------         --------       --------------
Per Share - Minimum           $  0.03             $  0.01          $  0.02
Per Share - Maximum           $  0.03             $0.0033          $0.0267
Minimum                       $30,000             $10,000          $20,000
Maximum                       $90,000             $10,000          $80,000

     The difference between the Aggregate Offering Price and the Proceeds to Us is $10,000. The $10,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $10,000 will be paid from the first proceeds of this offering.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL TO TELL YOU OTHERWISE.

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 17, 2008.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Summary of our Offering .................................................   3

Risk Factors ............................................................   4

Use of Proceeds .........................................................   9

Determination of Offering Price .........................................  10

Dilution of the Price You Pay for Your Shares ...........................  11

Plan of Distribution; Terms of the Offering .............................  13

Management's Discussion and Analysis of Financial Condition
or Plan of Operation ....................................................  15

Business ................................................................  18

Management ..............................................................  22

Executive Compensation ..................................................  24

Principal Stockholders ..................................................  25

Description of Securities ...............................................  26

Certain Transactions ....................................................  28

Litigation ..............................................................  28

Experts .................................................................  28

Legal Matters ...........................................................  28

Financial Statements ....................................................  28

                             SUMMARY OF OUR OFFERING

OUR BUSINESS

     We are a start-up stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception. We intend to extract fine, extra-fine and fine-dispersed gold from tailings or refuse of mining and processing industry (technogenic deposits) in Russia. To date, the only operations we have engaged in are the development of a business plan and the execution of consulting contract with a geologist.

     Our principal executive office is located at Shelkovskoe shosse, 92/5, Suite 64, Moscow, Russian Federation 105523. Our telephone number is +7-902-512-6747. We were incorporated on April 24, 2008 under the laws of the state of Nevada. Our registered agent for service of process is the Eastbiz.com, Inc, located at 5348 Vegas Dr, Las Vegas, Nevada, 89108. Our fiscal year end is July 31.

THE OFFERING

     Following is a brief summary of this offering:

Securities being offered          Up to 3,000,000 shares of common stock, par
                                  value $0.001.

Offering price per share          $0.03

Offering period                   The shares are being offered for a period not
                                  to exceed 210 days.

Net proceeds to us                $20,000 assuming the minimum number of shares
                                  is sold.
                                  $80,000 assuming the maximum number of shares is sold.

Use of proceeds                   We will use the proceeds to pay for
                                  administrative expenses, the implementation of our business plan, and for working capital.

Number of shares outstanding
before the offering               5,000,000

Number of shares outstanding
after the offering if all of
the shares are sold               8,000,000

SELECTED FINANCIAL DATA

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                                 As of July 31,2008
                                                 ------------------
                                                     (Audited)
     BALANCE SHEET
     Total Assets                                    $ 7,946
     Total Liabilities                               $ 3,443
     Stockholders Equity                             $ 4,503

                                             Period from April 24, 2008
                                              (date of inception) to
                                                   July 31,2008
                                                   ------------
                                                    (Audited)
     INCOME STATEMENT
     Revenue                                         $    --
     Total Expenses                                  $   497
     Net Loss                                        $  (497)

                                  RISK FACTORS

     PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

     THERE IS SUBSTANTIAL DOUBT AS TO WHETHER WE WILL CONTINUE OPERATIONS. IF WE DISCONTINUE OPERATIONS, YOU COULD LOSE YOUR INVESTMENT.

     We were incorporated on April 24, 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $497of which $81 is for bank charges, $8 is for a SEC registration fee and $408 is for an incorporation service fee. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to execute exploration stage of evaluation of fine, extra-fine and fine-dispersed gold from tailings or refuse of mining and processing industry and earn profit by extracting gold. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

     WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

     We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $30,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin the exploration stage of our business plan. We will be able to hire an exploration team and pay the expenses for the exploration of tailing dumps of gold extracting mines for fine-gold evaluation. However, we will need additional funds to complete further development of our business plan to achieve a sustainable production and sales level where ongoing operations can be funded out of revenues. During the extraction stage, funds are needed for leasing or renting equipment for fine, extra-fine and fine-dispersed gold extraction, for hiring a mining team and paying all other expenses during extraction. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

     WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

     Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

     A DECLINE IN OR SUBSTANTIAL VOLATILITY OF GOLD PRICE COULD ADVERSELY AFFECT OUR BUSINESS, WHICH COULD MEAN A DECREASE IN OUR REVENUES.

     We anticipate that our business will be primarily determined by the price of gold. Significant declines in price for gold could harm our financial condition, results of operations and quantities of reserves recoverable on an economic basis. A decline in the price of gold will cause a reduction in production activities and can materially and adversely affect our business and could seriously decrease our revenues or prevent us from generating any revenues.

     BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A RISK THAT TAILINGS AND REFUSE DUMPS OF MINING INDUSTRY DO NOT CONTAIN ECONOMIC MINERALIZATION OR RESERVES OF FINE, EXTRA-FINE AND FINE-DISPERSED GOLD.

     The search for valuable minerals as a business is extremely risky. We cannot provide investors with any assurance that our potential tailing dumps of gold extracting mines contain economic mineralization or reserves of fine-gold. Exploration for fine, extra-fine and fine-dispersed gold is a speculative venture, involving substantial risk. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we will be unable to generate any revenues from operations and will be unable to successfully complete our business plan.

     WE RELY HEAVILY UPON RESERVE ESTIMATES WHEN DETERMINING WHETHER OR NOT TO COMMENCE EXPLORATION ON A PARTICULAR FINE, EXTRA-FINE AND FINE-DISPERSED GOLD PROPERTY.

     The fine-gold reserve information that we use in evaluating gold prospects is based on reserve estimates involving a great deal of uncertainty. The process of estimating fine, extra-fine and fine-dispersed gold reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. Different reserve engineers may make different estimates of reserves and cash flows based on the same available data. Reserve estimates depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Reserve estimates also require numerous assumptions relating to operating conditions and economic factors, including the price at which recovered gold can be sold, the costs of recovery, assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs, prevailing environmental conditions associated with production sites, availability of enhanced recovery techniques, and governmental and other regulatory factors, such as taxes and environmental laws. Economic factors beyond our control, such as interest rates and exchange rates, will also impact the value of our reserves. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. As a result, our reserve estimates will be inherently imprecise. A negative change in any one or more of these factors could result in quantities of gold previously estimated as proved reserves becoming uneconomic.

     SEASONAL WEATHER PATTERNS COULD ADVERSELY INFLUENCE OUR BUSINESS AND RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

     Most gold mines in Russia are located in Siberia and in Northern Russia. Because of extremely cold weather conditions in the winter, the gold exploration and production season lasts for 5-6 months as gold extraction technology involves water. Moreover, during the production season wet weather can make the ground unstable, and result in road closures that restrict the movement of heavy equipment, thereby decreasing activity levels. Damage caused by severe weather, natural disasters or other operating hazards could result in substantial losses to us. We are not covered by insurance for any business interruption resulting from such events and, upon the occurrence of a natural disaster; this lack of coverage could harm our financial position and results of operations. We believe that a severe change in weather patterns affecting our future properties could lower our business or cause us to go out of business.

     BECAUSE OUR OFFICERS AND SOLE DIRECTOR HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Our officers and sole director will only be devoting limited time to our operations. Alexander Deshin, our president and sole director, intends to devote approximately 30% of his business time to our affairs. Maksim Selivanov, our secretary, will be devoting approximately 20% of his business time to our operations. Because our officers and sole director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Alexander Deshin and Maksim Selivanov from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Deshin and Mr. Selivanov may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

     IF ALEXANDER DESHIN, OUR OFFICER AND SOLE DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

     We are extremely dependent on the services of our officer and sole director, Alexander Deshin, for the future success of our business. The loss of the services of Mr. Deshin could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

     BECAUSE OUR OFFICERS AND DIRECTOR OWN 62.5% OF OUR OUTSTANDING COMMON STOCK, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE
DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

     If the maximum number of shares in the offering are sold, our officers and sole director, will own 62.5% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Deshin and Mr. Selivanov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

     US INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. OFFICERS AND SOLE DIRECTOR.

     While we are organized under the laws of State of Nevada, our corporate headquarters and officers and sole director are located outside the United States. Consequently, it may be difficult for investors to effect service of process on Mr. Deshin and Mr. Selivanov in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Deshin and Mr. Selivanov based on the civil liability provisions of the United States securities laws. Since all our assets are located outside of U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

     OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION, AS ALL OF OUR OPERATIONS WILL BE IN RUSSIA AND IN RUSSIAN RUBLES.

     All of our operations will be in Russia and in Russian Rubles, therefore we will be affected by changes in foreign exchange rates. For the last six years the Russian Ruble has risen 30% against the US Dollar. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge overseas transactions and limit our exposure to those currency fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits will also fluctuate which could cause us to be less profitable or incur losses, even if our business is doing well.

     OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

     WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

     We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

     THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

     There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. Currently, we do not have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

     WHEN OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

     As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. When our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our exploration or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

     In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

     STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

     Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of the common stock in any particular state, the common stock could not be offered or sold to or purchased by a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

     BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, OR OUR OFFICERS OR DIRECTOR MISAPPROPRIATES THE FUNDS FOR THEIR OWN USE, YOU WILL LOSE YOUR INVESTMENT.

     Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish our bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. Further, our officer and sole director will have the power to appropriate the $90,000 we raise. As such, they could take the funds without your knowledge for their own use. If that happens, you will lose your investment and your funds will be used to pay creditors.

     WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

     We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

                                 USE OF PROCEEDS

     Our offering is being made on a self-underwritten $30,000 minimum, $90,000 maximum basis. The table below sets forth the use of proceeds if $30,000 or $90,000 of the offering is sold.

                                                      $30,000         $90,000
                                                      -------         -------

Gross proceeds                                        $30,000         $90,000
Offering expenses                                     $10,000         $10,000
Net proceeds                                          $20,000         $80,000

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     The net proceeds will be used as follows:

Equipment lease or rent                               $ 8,000         $46,000
Salaries/Consulting pay                               $10,000         $20,000
Expenses                                              $ 1,000         $10,000
Working capital                                       $ 1,000         $ 4,000

     Total offering expenses to be paid from the proceeds are $10,000. They consist of $2,000 for legal fees; $196.46 for printing our prospectus; $2,800 for accounting fees; $5,000 for our transfer agent; and $3.54 for our SEC filing fee.

     Upon the completion of this offering, we plan to initiate the research stage of our business plan. We intend to locate mining sites with tailings or refuse of mining and processing industry (technogenic deposits) and determine the possibility of extracting fine, extra-fine and fine-dispersed gold from such sites. We have executed a consulting agreement with an independent consultant-geologist who will perform these tasks on our behalf. We will pay our consultant-geologist $5,000.00 and two percent NSR (net smelter royalty) for conducting this research.

     Following successful completion of the research stage, we plan to commence the exploration stage of our business plan. This stage will include taking additional samples and will be aimed at determining the economic potential of our properties. The expenditures of the exploration stage are expected to be approximately $15,000 to $20,000 which will include equipment lease or rent, salaries, travel, meal and accommodation expenses. The level of expenditures may vary according to the amount of financing that we raise.

     Following successful completion of the exploration stage we intend to commence extraction of fine, extra-fine and fine-dispersed gold. During extraction stage we plan to lease or rent equipment for fine gold extraction. If we only raise the minimum amount from this offering we will use smaller, less sophisticated equipment. Any funds left over from the exploration stage will be spent on leasing more sophisticated and more efficient equipment. We may also use the extra funds to expand our mining team by hiring more geologists, and general mining workers. We expect to spend a minimum of $10,000 to set up the extraction stage of our operations.

     As shown above, we require a minimum of $40,000 to begin the extraction stage of our business plan. If we only raise the minimum amount from this offering and are unable to raise additional funds by the time we reach the extraction stage of our business plan, we will likely be unable to generate revenues and may have to cease operations.

     We do not plan to rent office as we have oral agreement with our President to use his office at Shelkovskoe shosse, 92/5, Suite 64, Moscow, Russian Federation 105523.

                         DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $90,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     -    our lack of operating history
     -    the proceeds to be raised by the offering

     - the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
     -    our relative cash requirements.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of July 31, 2008, the net tangible book value of our shares of common stock was $4,503 or approximately $0.0009 per share based upon 5,000,000 shares outstanding.

IF 100% OF THE SHARES ARE SOLD:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,000,000 shares to be outstanding will be $94,503 or approximately $0.012 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.011 per share without any additional investment on their part. You will incur an immediate dilution from $0.03 per share to $0.012 per share.

     After completion of this offering, if 3,000,000 shares are sold, you will own approximately 37.50% of the total number of shares then outstanding for which you will have made cash investment of $90,000, or $0.03 per share. Our existing stockholders will own approximately 62.50% of the total number of shares then outstanding, for which they have made contributions of cash totaling $5,000.00 or $0.001 per share.

IF 2,000,000 SHARES ARE SOLD:

     Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $64,503, or approximately $0.009 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.008 per share without any additional investment on their part. You will incur an immediate dilution from $0.03 per share to $0.009 per share.

     After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding for which you will have made a cash investment of $60,000, or $0.03 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash totaling $5,000.00 or $0.001 per share.

IF THE MINIMUM NUMBER OF THE SHARES ARE SOLD:

     Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $34,503, or approximately $0.006 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.005 per share without any additional investment on their part. You will incur an immediate dilution from $0.03 per share to $0.006 per share.

     After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding for which you will have made a cash investment of $30,000, or $0.03 per share. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash totaling $5,000.00 or $0.001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:

Price per share                                                      $    0.001
Net tangible book value per share before offering                    $   0.0009
Potential gain to existing shareholders                              $   90,000
Net tangible book value per share after offering                     $    0.012
Increase to present stockholders in net tangible book value
 per share after offering                                            $   90,000
Capital contributions                                                $    5,000
Number of shares outstanding before the offering                      5,000,000
Number of shares after offering assuming the sale of the
 maximum number of shares                                             8,000,000
Percentage of ownership after offering                                    62.50%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share                                                      $     0.03
Dilution per share                                                   $    0.012
Capital contributions                                                $   90,000
Number of shares after offering held by public investors              3,000,000
Percentage of capital contributions by existing shareholders               5.26%
Percentage of capital contributions by new investors                      94.74%
Percentage of ownership after offering                                    37.50%

PURCHASERS OF SHARES IN THIS OFFERING IF TWO-THIRD OF SHARES SOLD

Price per share                                                      $     0.03
Dilution per share                                                   $    0.009
Capital contributions                                                $   60,000
Number of shares after offering held by public investors              2,000,000
Percentage of capital contributions by existing shareholders               7.69%
Percentage of capital contributions by new investors                      92.31%
Percentage of ownership after offering                                    28.57%

PURCHASERS OF SHARES IN THIS OFFERING IF MINIMUM NUMBER OF SHARES SOLD

Price per share                                                      $     0.03
Dilution per share                                                   $    0.005
Capital contributions                                                $   30,000
Percentage of capital contributions by existing shareholders              14.29%
Percentage of capital contributions by new investors                      55.71%
Number of shares after offering held by public investors              1,000,000
Percentage of ownership after offering                                    16.67%

                  PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering 3,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, and 3,000,000 shares maximum basis. The offering price is $0.03 per share. Funds from this offering will be placed in our corporate bank account. This account is not an escrow, trust or similar account. The funds will be maintained in our bank account until we receive a minimum of $30,000 at which time we will begin to use them as set forth in the Use of Proceeds section of this prospectus. Since, your subscription will be deposited in our corporate bank account, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $30,000 within 210 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 210 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $30,000 within the 210 day period referred to above. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

     *    change in the offering price;
     * change to allow sales to affiliates in order to meet the minimum sales requirement;
     *    extension of the offering period beyond 210 days;
     *    change in the minimum sales requirement;
     * change in the amount of proceeds necessary to release the proceeds held in our bank account; and,

     If the changes above occur, any new offering may be made by means of a post-effective amendment.

     We will sell the shares in this offering through our officers and sole director, Maksim Selivanov and Alexander Deshin. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in
Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Alexander Deshin and Maksim Selivanov are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers and sole director at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They will not participate in selling and offering securities for any issuer more than once every twelve months.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various locations where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Deshin and Mr. Selivanov will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

     Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

     We intend to sell our shares outside the United States.

SECTION 15(g) OF THE EXCHANGE ACT

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

OFFERING PERIOD AND EXPIRATION DATE

     This offering will start on the date of this prospectus and continue for a period of up to 210 days.

PROCEDURES FOR SUBSCRIBING

     If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement
     - deliver a check, certified funds or send funds via bank wire to us for acceptance or rejection.

     All checks for subscriptions must be made payable to Planet Resources, Inc.

RIGHT TO REJECT SUBSCRIPTIONS

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete exploration stage of our business plan and start production of fine, extra-fine and fine-dispersed gold. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last. We will not begin operations until we raise money from this offering.

     To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully finish exploration stage of our business plan and find economic mineralization of fine, extra-fine and fine-dispersed gold in tailings or refuse of mining and processing industry and start production, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources of funding. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

     If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it may not be enough to start production or extraction stage of our business plan. If we raise the maximum amount, we believe the money will be sufficient to able to start extraction of fine-gold and provide for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money. Additional funding may come from selling additional shares of our stock or from loans from our officers and director. If we will not be successful in obtaining additional funding, our operations may fail.

PLAN OF OPERATION

     Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements up to the extraction stage of our business plan. Upon completion of our public offering, our specific goal is to locate mining sites with tailings or refuse of mining; determine the prospects of extracting fine, extra-fine and fine-dispersed gold from such sites; and profitably extract this gold. Our plan of operations following filing of this registration statement is as follows:

COMPLETE OUR PUBLIC OFFERING

     We expect to complete our public offering within 210 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering.

RESEARCH STAGE OF OUR BUSINESS PLAN

     After the completion of this offering, we plan to initiate the research stage of our business plan. We intend to locate mining sites with tailings or refuse of mining and processing industry (technogenic deposits) and determine the possibility of extracting fine, extra-fine and fine-dispersed gold from such sites. We have executed a consulting agreement with an independent consultant-geologist who will perform these tasks on our behalf. We will pay our consultant-geologist $5,000.00 and a two percent Net Smelter Royalty for conducting this research. We plan to complete the location of mining sites within two months following the completion of this offering.

EXPLORATION STAGE OF OUR BUSINESS PLAN

     Following the successful location of mining sites with potential commercial contents of fine gold, we plan to initiate the exploration stage of our business plan. Our geologist will gather geological data including taking additional samples and performing tests to determine if the extracting of fine, extra-fine and fine-dispersed gold from our mining sites is economical. We plan to complete the exploration stage of our business plan approximately in three months following the completion of the research stage. The expenditures of the exploration stage are expected to be approximately $15,000 to $20,000, which will include lease or rent of exploration equipment, salaries, travel, meal and accommodation expenses. The level of the expenditures may depend on the amount of financing we will receive from our offering. Spending more money will allow us to conduct more thorough and accurate explorations which will make the extraction of gold more efficient and profitable.

GOLD-EXTRACTION STAGE OF OUR BUSINESS PLAN

     Following successful completion of exploration stage we intend to commence extracting of fine, extra-fine and fine-dispersed gold. We intend to hire one or two additional mining workers to work on our mining sites. During the extraction stage we are going to lease or rent additional equipment for fine gold extraction. If we only raise the minimum amount from our offering we will use smaller, less sophisticated equipment during extraction stage. Any funds left over from the exploration stage will be spent on leasing more sophisticated and more efficient equipment. We may also use the extra funds to expand our mining team by hiring more geologists, and general mining workers. We expect to spend a minimum of $10,000 to set up the extracting stage of our operations. The work will have to be suspended for approximately six to seven months if it runs into the winter season, when the ground freezes over. Also the completion time will depend on the type of equipment leased and on the size of the mining sites.

     Depending on the amount of funds we raise during our offering, we may need to raise additional funds to carry out our business plan. If we are unable to raise additional funds, we may be forced to cease operations.

SUMMARY

     In summary, we should be in full operation and extracting fine-gold in 150 days after completing our offering. Until we have finished research and exploration stage, we do not believe that we can start fine-gold extraction. We believe, however, that once we finish exploration we can start to extract fine-gold and earn profit. If we are unable to locate and select property for profitable extraction of fine, extra-fine and fine-dispersed gold, we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON APRIL 24, 2008 TO JULY 31, 2008

     During the period we incorporated the company, and prepared a business plan. Our net loss since inception is $497of which $81 is for bank charges, $8 is for a SEC registration fee and $408 is for an incorporation service fee. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 150 days after we complete this offering.

     Since inception, we sold 5,000,000 shares of common stock to our director for $5,000. In August 4, 2008, Mr. Deshin transferred 1,000,000 of his shares of common stock to Maksim Selivanov in consideration for $1,000 in cash.

LIQUIDITY AND CAPITAL RESOURCES

     As of the date of this prospectus, we have yet to generate any revenues from our business operations.

     We issued 5,000,000 shares of common stock through a Regulation S offering in May 2008. This was accounted for as a sale of common stock.

     As of July 31, 2008, our total assets were $7,946 and our total liabilities were $3,443 comprising of $3,443 owning to Alexander Deshin, our officer and sole director.

                                    BUSINESS

GENERAL

     We were incorporated in the State of Nevada on April 24, 2008. We have not yet started operations. We have not generated any revenues and the only operations we have engaged in so far are the development of a business plan and execution of a consulting contract with our geologist. We maintain our statutory registered agent's office at 5348 Vegas Dr, Las Vegas, Nevada, 89108. Our business office is located at Shelkovskoe shosse, 92/5, Suite 64, Moscow, Russian Federation 105523. Our telephone number is +7-902-512-6747. This is the office of our President, Alexander Deshin. We do not pay any rent to Mr. Deshin and there is no agreement to pay any rent in the future.

     We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenues. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

PRODUCTS/SERVICES

     We intend to extract fine, extra-fine and fine-dispersed gold from tailings or refuse of mining and processing industry (technogenic deposits).

     The loss in the process of extracting placer and ore gold is associated with fine, plate and dust shape gold varying in size from 0.2mm to 0.05mm and less. During intensive mining exploitation, coarse or rough texture metal is extracted easier than the finer particles which remain in the tailings. On average, 20% to 50% of gold is lost when traditional, methods and inefficient equipment is used.

     As a result of decades of inefficient mining in Russia, an enormous amount of technogenic dumps have accumulated, which have become a source of additional gold through re-mining. In some cases the grades at such dumps are comparable to those of newly commissioned mines. However almost no Russian companies have turned their attention to working these old dumps. These dumps represent a great opportunity to new entrepreneurs. New technology is now available which can allow us to recover fine-grained and fine-dispersed gold from material that was mined using older technology.

     We believe that the most efficient way of extracting gold from these technogenic dumps is by using centrifugal gravity concentrators. We intent to lease centrifugal concentrators in the extraction stage of our business. One of the leading manufacturers of centrifugal concentrators is Itomak (Pty) Ltd.(www.itomak.com). Practical experience proves that the use of Itomak concentrators for extraction of free gold starting from 0.3g/t is a viable undertaking in most cases. The level of extraction of free metal reaches 80% and in some cases even exceeds that figure.

EQUIPMENT

     Centrifugal concentrator utilizes centrifugal force to separate gold particles from waste matter. It can recover gold as small as 10 microns. The underlying premise, on which the operation of the concentrator is based, is that gold is a very heavy metal and has a specific weight and density. The material that it needs to be extracted from is much lighter. By using centrifugal force the gold is forced apart from waste materials by simultaneous use of water sprays and oscillation of the bed fragments, with rotation speed frequencies in radial and axial directions. The operation requires water, electricity and some manual labor. It is far less complicated than chemical process and can be utilized both above and below ground. Despite its simplicity the concentrator has many features that include: low electric power consumption, small weight and small critical dimensions; the potential for modularizing; a high scale of concentration of host material and withdrawal of "flat" and "buoyant" gold. Centrifugal systems can be set up in any environment with very minimal requirements. This is one of the major advantages of the system, since it helps eliminate crippling transport costs often associated with creating dumps.

     One of the centrifugal concentrators that we plan to use, (mainly in the exploration stage) is Itomak KH-0,1 which is ideal for:

     *    exploration of fine, extra-fine and fine-dispersed gold
     * for extracting gold from tailings or refuse of mining and processing industry (technogenic deposits)
     *    technological proving
     *    scientific and laboratory research

     This concentrator has many advantages. The main advantage is high production yield with very small dimensions:

     *    weight: 36 kg
     *    size: 350mm x 550mm x 620mm
     *    engine power: 250 Vat
     *    production: 150 kg/hour

     Also, this piece of equipment is very durable, safe and ecological. Many exploration and gold extraction companies around the world use this concentrator. It is an ideal concentrator for the exploration stage as it is very mobile and can be moved and operated by only one person.

     To enhance gold production at the extraction stage of our business plan, assuming we have sufficient funds, we intend to rent or lease more productive equipment that can process higher amounts of mining refuse per hour. Such equipment will cost more to lease and will require more power and machinery for loading raw material, tailings or refuse of mining.

REVENUE

     The extracted fine, extra-fine and fine-dispersed gold from tailings or refuse of mining will remain in possession of holders of production licenses on whose mining properties we will be working. We plan to charge license holders a fee equal to the market price of gold less a 20% discount.

COMPETITION

     Currently, in Russia, many new gold production licenses are sold via government auctions and many placer and ore gold properties are ready for gold extraction. Established mining companies still prefer traditional methods of gold extraction. Only a few, smaller companies are beginning to extract fine, extra-fine and fine-dispersed gold from tailings or refuse of mining, as this method of extracting doesn't require a large capital investment. Only manual labor, power and water are needed to start extraction. Although there is not much competition in this industry currently, it is likely that many companies will mimic our business plan. As a result, we may have to compete with other companies for good properties with tailings or refuse of mining and our revenue may decline.

WHY RUSSIA?

     The growing demand for and the price of gold make recovering additional gold through re-mining a more attractive venture. Russia is the only large gold producer where nearly half of gold is extracted from placer gold despite placer gold deposits containing only 17.5% of total gold deposits. Before year 2000, 60% of all recovered gold in Russia was extracted from placer gold. Currently, this percentage is decreasing, and in 2007 only 40% of gold was extracted from placer gold. Scientist estimate that with the same rate of placer gold production it will discontinue in 10-15 years. At the same time, extracting placer gold is less expensive and does not require a large investment. Therefore increasing gold resources by means of re-mining tailings or refuse of mining and processing industry (technogenic deposits) with use of modern technology is very important for Russia.

     For the last three years total production of gold in Russia has decreased. New technologies are needed to start extracting fine, extra-fine and fine-dispersed gold from tailing dumps as they often contain the same grade of gold as newly commissioned mines.

                      2001     2002     2003     2004     2005     2006     2007
                      ----     ----     ----     ----     ----     ----     ----
Gold production
in Russia in tons    141.4    158.1    158.1    159.4    152.0    150.0    144.8

     The dimension and shape of gold have an influence on the amount of gold left in tailing dumps. Many companies re-mine tailings but with older technologies, they can only extract 30% of the gold as the size of such gold is less than 0.25 mm. Research shows that gold particles in tailing dumps in Russia can be up to 0.6 mm. This is because most gold mines in Russia are in adverse climate areas and gold particles are attached to ice and clay. With new technologies these particles can be extracted with ease.

     For the past 30 years average concentration of placer gold decreased three times form 2.8 g/m3 to 1.06 g/m3. Most mining technologies can effectively extract particles larger than 0.25 mm. Only 20% of gold with dimension from 0.1 to 0.25 mm is extracted with most technologies and all gold with a size less than 0.1 mm goes into dumps. Therefore, up to 50% of all gold is lost and remains in tailing dumps.

     There are 12 billion tailings or refuse of mining and processing industry (technogenic deposits) in Russia, some of them consist of gold with concentrations higher than new gold deposits. Fine, extra-fine and fine-dispersed gold resources in tailing dumps of mining are very high. The same amount of gold can be recovered after re-mining with new technologies as was extracted the first time. Tailing dumps consist of ready to use raw material as it is shredded and panned out material. The cost of processing dumps is much less than the cost to process ore. Also, it is much easier and cheaper to make a valuation of gold in dumps than it is to make a valuation of placer or ore gold. The concentration of gold in the tailing dumps ranges from 0.1 to several grams per cubic meter of refuse of mining.

CONSULTING CONTRACT WITH GEOLOGIST

     We have executed a written consulting agreements with a Russian geologist aimed at researching mining sites with tailings or refuse of mining and processing industry (technogenic deposits) and determination of possibilities and prospects of extracting fine, extra-fine and fine-dispersed gold from such sites. The research shall be carried out in the territory of the Russian Federation. The main respective duties of each party under the contract are as follows:

     Duties of the Contractor:

     1. Locating prospective business subjects with special permits for use of subterranean resources activity within the boundaries of their sites for the purpose of minerals mining.
     2. Selecting sites, with available tailings or refuse of mining and processing industry that contain economic concentration of gold with a minimum potential gold content of 200kg.
     3. Taking samples and performing tests with a view of estimating content and concentration of fine, extra-fine and fine-dispersed gold in refuse of mining and processing industry (technogenic deposits).
     4. Providing a complete cost schedule in connection with the extraction of fine gold from the selected sites and transportation to the point of sale.
     5. Obtaining agreements for each mining site, whereby the licensee will allow us or our whole owned subsidiary to extract fine gold from the licensee's mining site. The extracted gold will remain in possession of the license holder in return for payment equal to the market price of gold at the time of extraction less a 20% discount.

Duties of the Customer:

     1. Provide the Contractor with a written assignment agreement 30 days prior to commencement of the Consulting.
     2. Upon the Contractor's request, provide the latter with all the available information necessary for efficient research.
     3.   Accept the Research Results and pay the Contractor.

Upon completion of the contract we will be required to pay a consulting fee of US$5,000.00 to the geologist as well as ongoing royalty of 2% of the annual net profit generated from the mining sites that he refers to us. A more detailed list of terms can be found in the copy of the contract which is included as an exhibit to this registration statement.

INSURANCE

     We do not maintain any insurance and do not intend to maintain any insurance in the future. Because we do not have any insurance, if we are made a party to a products liability action, we may not have sufficient funds to defend the litigation. If that occurs, a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

     We are a development stage company and currently have no employees, other than our officers and sole director. We intend to hire additional employees on an as needed basis.

OFFICES

     Our offices are currently located at Shelkovskoe shosse, 92/5, Suite 64, Moscow, Russian Federation 105523. Our telephone number is +7-902-512-6747. This is the office of our President, Alexander Deshin. We do not pay any rent to Mr. Deshin and there is no agreement to pay any rent in the future. Upon the completion of our offering, we do not intend to establish an office elsewhere.

GOVERNMENT REGULATION

     We are not currently subject to direct U.S. federal, state or local regulation. We plan to extract gold form tailing dumps at the existing mines where companies hold gold production licenses. All our activities will be subject to Russian Law.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

     Our sole director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until their successors are duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

         The name, address, age and position of our present officers and director are set forth below:

     Name and Address                      Age                  Position(s)
     ----------------                      ---                  -----------
Alexander Deshin                           36      President, Chief Executive Officer,
Shelkovskoe shosse, 92/5, Suite 64                 Treasurer, Chief Financial Officer, Principal
Moscow, Russian Federation                         Accounting Officer and sole member of the Board
105523                                             of Directors.

Maksim Selivanov                           32      Secretary
Shelkovskoe shosse, 92/5, Suite 64
Moscow, Russian Federation 105523

     The person named above has held their offices/positions since the inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

BIOGRAPHICAL INFORMATION AND BACKGROUND OF OFFICERS AND DIRECTORS

     Set forth below is a brief description of the background and business experience of our executive officers and sole director for the past five years.

     MR. DESHIN has acted as our Officer and sole Director since our inception on April 24, 2008. He graduated with a Bachelor of Business Administration Degree from Baikal State Business University in June 1994. After graduation until September 1999, Mr. Deshin was initially employed as assistant Director for Eastland Holding Corp., a large holding company whose business was involved in many industries such as oil and gas, wholesale and retail trade, production of goods, real estate and development. In September 1999 Alexander Deshin founded his own company, San-Decor, Ltd, where he worked as CEO and President. San-Decor Holding is a holding company that unites companies working in wholesale and retail trade; distributing sanitary engineering equipment, water supply and sewerage materials in Russia and abroad; the production of home restoration goods; sewage, water and sanitary equipment assembling; real estate and investment activities. Mr. Deshin intends to devote 30% of his time to planning and organizing activities for us.

     Since July 2008, MR. SELIVANOV has been our Secretary. He graduated in 1998 with a Bachelor Degree in Chinese Language from Baikal State Language University. In 2006 he graduated with a Masters Degree in Corporate Law from Baikal State Technical University. Since 1998 to 2006 he has worked as a sole proprietor in wholesale trade. Since 2006 he has been working as a bank associate in SberBank, the largest Russian bank.

     During the past five years, Mr. Deshin and Mr. Selivanov have not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Deshin and Mr. Selivanov were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Deshin or Mr. Selivanov's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

AUDIT COMMITTEE FINANCIAL EXPERT

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

CONFLICTS OF INTEREST

     Alexander Deshin, our President will be devoting approximately 30% of his time to our operations and Maksim Selivanov, our Secretary will be devoting approximately 20% of his time to our operations. Because Mr. Deshin and Mr. Selivanov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last three fiscal years ending July 31, 2008 to each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

                      EXECUTIVE OFFICER COMPENSATION TABLE

                                                                                             Nonqualified
                                                                              Non-Equity       Deferred
                                                        Stock      Option   Incentive Plan   Compensation    All Other
                                     Salary    Bonus    Awards     Awards    Compensation      Earnings     Compensation   Total
Name and Principal Position   Year    (US$)    (US$)     (US$)      (US$)        (US$)           (US$)         (US$)       (US$)
---------------------------   ----    -----    -----     -----      -----        -----           -----         -----       -----
Alexander Deshin              2008      0        0         0          0            0               0             0           0
President and Treasurer

Maksim Selivanov Secretary    2008      0        0         0          0            0               0             0           0

     We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

COMPENSATION OF OUR SOLE DIRECTOR

     Our sole member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts

                          DIRECTOR'S COMPENSATION TABLE

                                                                     Non-Equity     Nonqualified
                                                                      Incentive       Deferred
                            Fees Earned or     Stock     Options        Plan        Compensation     All Other
                             Paid in Cash      Awards     Awards    Compensation      Earnings     Compensation   Total
     Name            Year        (US$)         (US$)      (US$)         (US$)           (US$)          (US$)      (US$)
     ----            ----        -----         -----      -----         -----           -----          -----      -----
Alexander Deshin     2008          0             0          0             0               0              0          0

LONG-TERM INCENTIVE PLAN AWARDS

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

INDEMNIFICATION

     Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

                                                                                          Percentage of
                                               Percentage of     Number of Shares        Ownership After
                               Number of         Ownership        After Offering           the Offering
Name and Address             Shares Before      Before the      Assuming all of the     Assuming all of the
Beneficial Owner [1]         the Offering        Offering         Shares are Sold        Shares are Sold
--------------------         ------------        --------         ---------------        ---------------
Alexander Deshin               4,000,000            80%             4,000,000                 50.00%

Maksim Selivanov               1,000,000            20%             1,000,000                 12.50%

All Officers and Sole
 Director as a Group           5,000,000           100%             5,000,000                 62.50%

----------
(1) The persons named above may be deemed to be a "PARENT" and "PROMOTER" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Deshin and Mr. Selivanov are the only "PROMOTERS" of our company.

FUTURE SALES BY EXISTING STOCKHOLDERS

     A total of 5,000,000 shares of common stock are held by our officers and sole director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are two holders of record of our common stock. The record holders are our sole director, Alexander Deshin, who owns 4,000,000 restricted shares and our Secretary, Maksim Selivanov, who owns 1,000,000 restricted shares of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

     - have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     - are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     - are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

PREFERRED STOCK

     We currently do not have a class of preferred stock and therefore no preferred shares are issued and outstanding.

NON-CUMULATIVE VOTING

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 62.5% of our outstanding shares.

CASH DIVIDENDS

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

     There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

REPORTS

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

     Our stock transfer agent for our securities is Island Stock Transfer, 100 Second Avenue S., Suite 300N, St. Petersburg, Fl 33701. Its telephone number is
(727) 287-0010.

                              CERTAIN TRANSACTIONS

     On May 2008, we issued a total of 5,000,000 shares of restricted common stock to Alexander Deshin, our sole officer and director in consideration for $5,000 cash.

     On August 4, 2008, Mr. Deshin transferred 1,000,000 of his shares of common stock to Maksim Selivanov in consideration for $1,000 cash.

     Further, Mr. Deshin has advanced funds to us. As of July 31, 2008, Mr. Deshin advanced us $3,443. Mr. Deshin will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced to us by Mr. Deshin. Mr. Deshin will be repaid from revenues of operations if and when we generate revenues. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Deshin does not bear interest and there is no written agreement evidencing the advance of funds by Mr. Deshin or the repayment of the funds to Mr. Deshin. The entire transaction was oral.

     Mr. Deshin allows us to use approximately 120 square feet of his office for our operations on a rent free basis.

                                   LITIGATION

     We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 5348 Vegas Drive, Las Vegas, Nevada, 89108

                                     EXPERTS

     Our financial statements for the period from inception to July 31, 2008, included in this prospectus have been audited by Ronald R. Chadwick, P.C. as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     Dean Law Corp., has provided an opinion on the validity of our common stock. They have been retained solely for the purpose of providing this opinion and a review our registration statement.

                              FINANCIAL STATEMENTS

     Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on a quarterly basis; the statements will be prepared by a firm of Chartered Accountants.

     Our financial statements from inception to July 31, 2008, follow:

     INDEPENDENT AUDITOR'S REPORT                                    F-1

     FINANCIAL STATEMENTS
       Balance Sheet                                                 F-2
       Statement of Operations                                       F-3
       Statement of Stockholders' Deficiency                         F-4
       Statement of Cash Flows                                       F-5

     NOTES TO THE FINANCIAL STATEMENTS                               F-6

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Planet Resources, Corp.
Moscow, Russia

I have audited the accompanying balance sheet of Planet Resources, Corp. (a development stage company) as of July 31, 2008 and the related statements of operations, stockholders' equity and cash flows for the period from April 24, 2008 (inception) through July 31, 2008. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Planet Resources, Corp. as of July 31, 2008 and the related statements of operations, stockholders' equity and cash flows for the period from April 24, 2008 (inception) through July 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                 /s/ Ronald R. Chadwick, P.C.
Aurora, Colorado                                 -------------------------------
September 4, 2008                                    RONALD R. CHADWICK, P.C.

PLANET RESOURCES, CORP
(A Development Stage Company)
Balance Sheet
--------------------------------------------------------------------------------

                                                                       July 31,
                                                                         2008
                                                                       --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $  7,946
                                                                       --------

      TOTAL ASSETS                                                     $  7,946
                                                                       ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Loan from Director                                                   $  3,443
                                                                       --------

      TOTAL CURRENT LIABILITIES                                           3,443
                                                                       --------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.001par value, 75,000,000 shares authorized;
   5,000,000 shares issued and outstanding                                5,000
  Additional paid-in-capital                                                 --
  Deficit accumulated during the development stage                         (497)
                                                                       --------

      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                4,503
                                                                       --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)             $  7,946
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

PLANET RESOURCES, CORP
(A Development Stage Company)
Statement of Operations
--------------------------------------------------------------------------------

                                                               From Inception on
                                                               April 24, 2008 to
                                                                   July 31,
                                                                     2008
                                                                  ----------
EXPENSES
  General and Administrative Expenses                             $      497
                                                                  ----------
Net (loss) from Operation before Taxes                                  (497)

Provision for Income Taxes                                                 0
                                                                  ----------

Net (loss)                                                        $     (497)
                                                                  ==========

(LOSS) PER COMMON SHARE - BASIC AND DILUTED                       $    (0.00)
                                                                  ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING               3,181,818
                                                                  ==========


   The accompanying notes are an integral part of these financial statements.

PLANET RESOURCES, CORP
(A Development Stage Company)
Statement of Stockholders' Equity
From Inception on April 24, 2008 to July 31, 2008
--------------------------------------------------------------------------------

                                                                                         Deficit
                                                                                        Accumulated
                                             Number of                   Additional       During
                                              Common                      Paid-in       Development
                                              Shares         Amount       Capital         Stage          Total
                                              ------         ------       -------         -----          -----
Balance at inception on April 24, 2008

May 30,2008
Common shares issued for cash at $0.001      5,000,000      $ 5,000       $     --       $     --       $ 5,000

Net (loss)                                          --           --             --           (497)         (497)
                                             ---------      -------       --------       --------       -------

Balance as of July 31, 2008                  5,000,000      $ 5,000       $     --       $   (497)      $ 4,503
                                             =========      =======       ========       ========       =======


   The accompanying notes are an integral part of these financial statements.

PLANET RESOURCES, CORP
(A Development Stage Company)
Statement of Cash Flows
--------------------------------------------------------------------------------

                                                               From Inception on
                                                               April 24, 2008 to
                                                                    July 31,
                                                                     2008
                                                                   --------
OPERATING ACTIVITIES
  Net (loss)                                                       $   (497)
                                                                   --------

      Net cash (used) for operating activities                         (497)
                                                                   --------
FINANCING ACTIVITIES
  Loans from Director                                                 3,443
  Sale of common stock                                                5,000
                                                                   --------

      Net cash provided by financing activities                       8,443
                                                                   --------

Net increase (decrease) in cash and equivalents                       7,946

Cash and equivalents at beginning of the period                          --
                                                                   --------

Cash and equivalents at end of the period                          $  7,946
                                                                   ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                                         $     --
                                                                   ========

  Taxes                                                            $     --
                                                                   ========

NON-CASH ACTIVITIES                                                $     --
                                                                   ========


   The accompanying notes are an integral part of these financial statements.

PLANET RESOURCES, CORP
(A Development Stage Company)
Notes To The Financial Statements
July 31, 2008
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS OPERATIONS

PLANET RESOURCES, CORP ("the Company") was incorporated under the laws of the State of Nevada, U.S. on April 24, 2008. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No.7") and its efforts are primarily in exploration and extracting of fine, extra-fine and fine-dispersed gold from tailings or refuse of mining and processing industry (technogenic deposits). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, April 24, 2008 through July 31, 2008 the Company has accumulated losses of $497.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) GOING CONCERN
The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $497 as of July 31, 2008 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

c) CASH AND CASH EQUIVALENTS
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) USE OF ESTIMATES AND ASSUMPTIONS
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) FOREIGN CURRENCY TRANSLATION
The Company's functional currency and its reporting currency is the United States dollar.

f) FINANCIAL INSTRUMENTS
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

g) STOCK-BASED COMPENSATION
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R). To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) INCOME TAXES
Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement

PLANET RESOURCES, CORP
(A Development Stage Company)
Notes To The Financial Statements
July 31, 2008
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) BASIC AND DILUTED NET LOSS PER SHARE
The Company computes net loss per share in accordance with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

j) FISCAL PERIODS
The Company's fiscal year end is July 31.

k) RECENT ACCOUNTING PRONOUNCEMENTS
In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the
Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109" ("FIN No. 48"). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change,

PLANET RESOURCES, CORP.
(A Development Stage Company)
Notes To The Financial Statements
July 31, 2008
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006.

On September 15, 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years.

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS 158"). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is over funded or record a liability in its financial statements if a plan is under funded with a corresponding offset to shareholders' equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders' equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company's financial condition or results of operations.

PLANET RESOURCES, CORP
(A Development Stage Company)
Notes To The Financial Statements
July 31, 2008
--------------------------------------------------------------------------------

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share. In May 2008, the Company issued 5,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $5,000.

During the period April 24, 2008 (inception) to July 31, 2008, the Company sold a total of 5,000,000 shares of common stock for total cash proceeds of $5,000.

4. INCOME TAXES

As of July 31, 2008, the Company had net operating loss carry forwards of approximately $497 that may be available to reduce future years' taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTONS

On May 2, 2008 related party had loaned the Company $283; on May 15, 2008, related party had loaned the Company $200 and on June 2,2008 related party had loaned the Company $2,960. The loans are non-interest bearing, due upon demand and unsecured.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

                SEC Registration Fee                  $     3.54
                Printing Expenses                     $   196.46
                Accounting Fees and Expenses          $ 2,800.00
                Legal Fees and Expenses               $ 2,000.00
                Transfer Agent Fees                   $ 5,000.00
                                                      ----------
                TOTAL                                 $10,000.00
                                                      ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     1. Article XII of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
     2.   Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

     Name and Address           Date              Shares       Consideration
     ----------------           ----              ------       -------------

     Alexander Deshin        May 31, 2008        5,000,000       $5,000.00

On August 4, 2008, Mr. Deshin transferred 1,000,000 of his shares of common stock to Maksim Selivanov for consideration of $1,000 cash.

We issued the foregoing restricted shares of common stock pursuant to Regulation S of the Securities Act of 1933.

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933; The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in our bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

ITEM 16. EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

  Exhibit No.              Document Description
  -----------              --------------------

     3.1               Articles of Incorporation
     3.2               Bylaws
     5.1               Opinion of Dean Law Corp
    10.1               Geologist Consulting Agreement
    23.1               Consent of Ronald R. Chadwick, P.C.

ITEM 17. UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the "CALCULATION OF REGISTRATION FEE" table in the effective registration statement; and

          (c) include any additional or changed material information with respect to the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) For the purpose of determining liability under the Securities Act to any purchaser:

          Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.ss.230.430A of this chapter), shall be deemed to be part of and included in the registration  statement  as  of  the  date  it  is  first  used  after effectiveness. PROVIDED HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (8) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

          (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C. To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Moscow, Russian Federation on this 17th day of September, 2008.

PLANET RESOURCES, CORP.


BY: /s/ Alexander Deshin
    -------------------------------------------------------------
    Alexander Deshin, President, Chief Executive Officer,
    Treasurer, Chief Financial Officer, Principal
    Accounting Officer and sole member of the Board of Directors.


BY: /s/ Maksim Selivanov
    -------------------------------------------------------------
    Maksim Selivanov, Secretary.

                                  EXHIBIT INDEX


  Exhibit No.              Document Description
  -----------              --------------------

     3.1               Articles of Incorporation
     3.2               Bylaws
     5.1               Opinion of Dean Law Corp
    10.1               Geologist Consulting Agreement
    23.1               Consent of Ronald R. Chadwick, P.C.